QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2003

Monster Worldwide, Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571 (Commission File Number)	13-3906555 (IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (212) 351-7000

None.
(Former Name or Former Address, if Changed Since Last Report.)

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
(a)	Financial Statements.
None.
(b)	Pro Forma Financial Information.
None.
(c)	Exhibits
99.1. Press Release of Monster Worldwide, Inc. (the "Company") issued on October 28, 2003 relating to its third quarter earnings.
ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        On October 28, 2003, the Company announced its results of operations for the three and nine month periods ended September 30, 2003. A copy of the Company's press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

        Included in the press release issued by the Company and furnished herewith as Exhibit 99.1 are certain non-GAAP financial measures. Historically, the Company's business has grown rapidly, both organically and through acquisitions. As a result of this growth, the Company has incurred costs to integrate, restructure and reorganize both existing and acquired businesses. The Company has historically presented certain non-GAAP financial measures to exclude these types of costs. Management of the Company believes such non-GAAP financial measures are useful to investors assessing the financial condition and results of operations of the Company's core business operations.

(All other items on this report are inapplicable.)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)
By:	/s/ MICHAEL SILECK Michael Sileck Chief Financial Officer

Dated: October 29, 2003

QuickLinks

SIGNATURES